Exhibit 99.2

Q3 ‘21 Earnings Results (NYSE: STAR)

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020. In assessing all forward-looking statements herein, readers are urged to read carefully all cautionary statements in our Form 10-K. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the effect of the COVID-19 pandemic on our business and growth prospects, the performance of SAFE, the Company’s ability to grow its ground lease business directly and through SAFE, sales of all or a portion of its net lease portfolio, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and the pricing and timing of any such sales, asset impairments, the market demand for legacy assets the Company seeks to sell and the pricing and timing of such sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from its portfolio and other risks detailed in “Risk Factors” in our 2020 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the uncertainty created by the COVID-19 pandemic, our results for the first quarter may not be indicative of our future results. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 when it is filed with the SEC for a more fulsome discussion of our first quarter results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections included therein. Note: Please refer to the “Glossary” section in the Appendix for a list of defined terms and metrics. Forward-Looking Statements and Other Matters 1 Investor Relations Contact Jason Fooks Senior Vice President 212.930.9400 investors@istar.com

I. Q3 ‘21 Highlights 2

Highlights 3 (1) Market value of iStar’s investment in Safehold is $2,585m, calculated as iStar’s ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. Unrealized gain is calculated as the difference between the $2,585m market value and the $1,144m Gross Book Value of iStar’s investment in Safehold. $321m New Originations at Safehold $1.4b Unrealized Gain(1) $246m Legacy Asset Sales Proceeds 7% Legacy Asset % of Portfolio $1.51 Q3 ‘21 Diluted EPS $125m Total Gains Strong Results Momentum at Safehold Legacy Progress

$2.1b Market Value(1) $2.6b Market Value(1) $0.9b Gross Book Value $1.1b Gross Book Value Q3 '20 Q3 '21 Safehold Progress 4 +$495m Note: Please refer to the SAFE Earnings Presentation dated October 21, 2021, available on SAFE’s website for a Glossary of defined terms. (1) Q3 ‘21 market value of iStar’s investment in Safehold is $2,585m calculated as iStar’s ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. Q3 ‘20 market value of iStar’s investment in Safehold is $2,090m, calculated as iStar’s ownership of 33.7m shares of SAFE at the September 30, 2020 closing stock price of $62.10. $1.4b Unrealized Gain iStar’s Investment in Safehold $321m Q3 ‘21 New Originations at Safehold $242m Equity Raised by Safehold at $76 per share $624m Q3 ‘21 UCA Growth from New Investments 36% Quarterly Y/Y EPS Growth at Safehold $1.2b Unrealized Gain

$314m $530m $150m $258m $15m Q3 '21 Q3 '20 Land & Development Operating Properties NPLs Asbury Park $243m 69% Magnolia Green $108m 31% Legacy Asset Progress 5 $246m Q3 ‘21 Legacy Asset Sales Proceeds Count: 14 Assets Avg. GBV: $8m $351m $113m $49m Q3 ‘21 Gains from Legacy Asset Sales $803m $464m -42% Year-over-year Legacy Asset Reduction Note: Figures are presented using Gross Book Value. Please refer to the Glossary for more details. Short-Term Legacy Assets Long-Term Legacy Assets

Investment Activity 6 $54m Loan, Net Lease and Other Fundings $60m STAR Share Repurchases $8m Legacy CapEx $53m Investment in SAFE $175m

$6.3b Diversified Portfolio Note: Figures based on Gross Book Value of the Company’s total investment portfolio, adjusted to present the investment in SAFE at market value, and includes 100% of the assets of iStar’s consolidated joint ventures, the carrying value of iStar’s investment in non-consolidated joint ventures and affiliates (other than SAFE). (1) SAFE market value is calculated as iStar’s ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. 7 SAFE $2,585m 41% Net Lease $2,370m 38% RE Finance $411m 6% Land & Development $314m 5% Cash $299m 5% Operating Properties $192m 3% Strategic Investments $114m 2% Business Line(1) Northeast $1,901m 30% West $1,145m 18% Mid Atlantic $901m 14% Southeast $672m 11% Southwest $604m 10% Central $544m 9% Cash $299m 5% Various $219m 3% Geographic Region(1) Ground Leases $2,670m 42% Entertainment / Leisure $1,048m 17% Office $872m 14% Industrial / Lab $532m 8% Cash $299m 5% Land $248m 4% Hotel $190m 3% Multifamily $183m 3% Retail $101m 2% Condo $99m 1% Other $43m 1% Property Type(1)

Earnings Results 8 Q3 ‘21 Q3 ‘20 Y/Y ∆ YTD ‘21 YTD ‘20 Y/Y ∆ Net Income (Loss) (Allocable to Common Shareholders) $121.9m ($2.1m) +$123.9m $101.9m ($46.9m) +$148.8m W.A. Shares (Diluted) 80.5m 75.0m 78.4m 76.2m EPS (Loss) (Diluted) $1.51 ($0.03) +$1.54 $1.30 ($0.61) +$1.91 Adj. Earnings (Allocable to Common Shareholders) $141.3m $22.1m +$119.2m $176.0m $29.8m +$146.2m W.A. Shares (Diluted) 80.5m 75.3m 78.4m 76.4m AEPS (Diluted) $1.76 $0.29 +$1.47 $2.24 $0.39 +$1.85 Note: Please refer to the “Adjusted Earnings Reconciliation” section of the Appendix for more information with regard to the calculation of this metric. (1) Dilution Gain occurs when a Safehold equity issuance results in a decrease in iStar’s percentage ownership. This reduction in ownership is treated like a sale of iStar’s investment at the offering price and iStar recognizes a non-cash gain above its basis on the proportionate reduction in its ownership. See the Glossary for more information. Earnings results for the quarter include $125m of gains, comprised of: o $60m gain related to SAFE’s equity offering(1) o $49m gain from sales of legacy assets o $16m gains from other investments

Equity Value per Share Adj. Common Equity per Share(1) (Gross of Depreciation, Amortization and CECL Allowance) Common Equity per Share(1) (Net of Depreciation, Amortization and CECL Allowance) (w/ SAFE MTM) (2) Note: Q3 ‘21 SAFE mark-to-market value of iStar’s investment in Safehold is $2,585m, calculated as iStar’s ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. Q3 ‘20 SAFE mark-to-market value of iStar’s investment in Safehold is $2,090m calculated as iStar’s ownership of 33.7m shares of SAFE at the September 30, 2020 closing stock price of $62.10. (1) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on September 30, 2021 based on the conversion ratio of 71.5797 shares per $1,000 of principal (a conversion price of $13.97 per share) using the Q3 ’21 average closing stock price. The convertible notes were “out of the money” on September 30, 2020. (2) A portion of the profits realized on iStar’s investment portfolio, including its investment in SAFE, is allocable to iPip, iStar’s shareholder-approved long-term incentive plan. Additional information on iStar’s iPip can be found in the 2020 Annual Report on Form 10-K and its 2021 Proxy Statement, both of which are available on our website. 9 (w/ SAFE MTM) (2) (w/ SAFE MTM) (2) (w/ SAFE MTM) (2) $29.08 $30.47 $12.80 $12.23 Q3 '20 Q3 '21 $24.58 $25.75 $8.00 $7.12 Q3 '20 Q3 '21

II. Portfolio Overview 10

Safehold (NYSE: SAFE) 11 Note: $ in millions. Graphs of SAFE’s underlying portfolio are presented in Gross Book Value totaling $3,879m and excludes $94m of forward commitments. Please refer to the SAFE Earnings Presentation dated October 21, 2021, available on SAFE’s website for a Glossary of defined terms. (1) iStar’s discretionary voting in SAFE is capped at 41.9% and will vote remaining shares with respect to any matter in the same proportions as SAFE’s non-iStar shareholders.  iStar’s investment in SAFE — 36.0m shares (63.6% of shares outstanding)(1) — Gross Book Value of $1,144m or $31.82 per share — Market value of SAFE shares owned by iStar is $2.6b based on closing price of $71.89 per share on September 30, 2021 Q3 ‘21 Revenue $47.3m Net Income $20.2m EPS $0.38 SAFE Earnings Northeast $1,511m 39% West $1,006m 26% Mid Atlantic $600m 15% Southeast $413m 11% Southwest $266m 7% Central $83m 2% Geographic Region >60 yrs 91% <20 yrs 6% 20-60 yrs 3% Lease Term Remaining (w/ Extensions) Office $2,054m 53% Multifamily $1,217m 31% Hotel $588m 15% Other $20m 1% Property Type

Note: $ in millions. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. The Company previously announced that it intended to explore market interest for possible sales of its net lease assets. That process remains ongoing. There can be no assurance as to whether iStar will sell some, all or none of its net lease assets or as to the timing or terms of any such sales. Net Lease Consolidated Assets 12 Wholly-Owned (100% Ownership) Net Lease Venture I (51.9% Ownership) Total Consolidated Gross Book Value $1,348m $911m $2,259m Occupancy 98.9% 100.0% 99.3% Square Feet (000s) 9,630 5,755 15,385 W.A. Remaining Lease Term 18.8 yrs 16.2 yrs 17.7 yrs W.A. Yield 7.6% 8.2% 7.8% 1-5 years 13% 5-10 years 5% > 10 years 82% W.A. Remaining Lease Term Entertainment / Leisure $1,031m 45% Office $807m 36% Industrial / Lab $336m 15% Ground Lease $85m 4% Property Type Northeast $528m 22% Southwest $415m 18% Central $406m 18% Mid Atlantic $370m 17% West $268m 12% Southeast $264m 12% Various $8m <1% Geographic Region

Note: $ in millions. Table and pie charts presented at the venture level. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. The Company previously announced that it intended to explore market interest for possible sales of its net lease assets. That process remains ongoing. There can be no assurance as to whether iStar will sell some, all or none of its net lease assets or as to the timing or terms of any such sales. Net Lease Venture II 13 Net Lease Venture II (51.9% Ownership) Gross Book Value $324m Occupancy 100.0% Square Feet (000s) 3,302 W.A. Remaining Lease Term 12.3 yrs W.A. Yield 9.1% Net Lease Venture II is unconsolidated and 51.9% owned by iStar. Presented here at the venture level. Industrial / Lab $286m 88% Office $38m 12% Property Type Southeast $171m 53% Mid Atlantic $84m 26% West $69m 21% Geographic Region 1-5 years 40% 5-10 years 10% > 10 years 50% W.A. Remaining Lease Term

Top Net Lease Assets

Top 10 net lease assets, which represent a total of $1.7b of Gross Book Value, or 65% of the aggregate $2.6b of Gross Book Value of the combined wholly-owned, NLJV I and NLJV II portfolios

Tenant (Sorted by GBV)	Property Type	Location	Portfolio	Inv. Grade	Lease Term Remaining	Annualized Base Rent	Contractual Rent Escalator
Bowlero (2 Master Leases)	Entertainment	147 Locations	Wholly-Owned		25.7 yrs	$32.6m(1)	Fixed Bumps
Bowlero (Master Lease)	Entertainment	58 Locations	NLJV I		23.0 yrs	$18.4m	Fixed Bumps
McCormick & Co.	Office	Cockeysville, MD	NLJV I	*	12.6 yrs	$11.2m	Fixed Bumps
Cox Automotive	Office	North Hills, NY	NLJV I	*	12.8 yrs	$8.4m	Fixed Bumps w/ CPI Adjustments
Indeed	Office	Austin, TX	Wholly-Owned	*	12.3 yrs	$10.6m	Fixed Bumps
AMC Theaters (Master Lease)	Entertainment	4 Locations	Wholly-Owned		13.3 yrs	$8.1m	Fixed Bumps + % Rent
NYSE-Listed Transportation Services Company	Industrial	2 Locations	NLJV II		24.1 yrs	$8.0m	Fixed Bumps
Leading Financial Services Company	Office	Jersey City, NJ	Wholly-Owned	*	11.3 yrs	$10.1m	Fixed Bumps
AT&T	Office	Oakton, VA	NLJV I	*	4.2 yrs	$7.2m	Fixed Bumps
Bellisio Foods	Industrial	Jackson, OH	NLJV I		24.1 yrs	$7.1m	Capped CPI Adjustments
Total/W.A.					**18.7 yrs**	**$121.9m**	

Note: Sorted by Gross Book Value, based on the value of the asset assuming 100% ownership. Annualized Base Rent (ABR) represents annualized cash rent assuming 100% ownership. iStar's equity interest in each of NLJV I and II is 51.9%. The Company previously announced that it intended to explore market interest for possible sales of its net lease assets. That process remains ongoing. There can be no assurance as to whether iStar will sell some, all or none of its net lease assets or as to the timing or terms of any such sales.

(1) iStar reached an agreement with Bowlero to defer a total of $23 million of rent owed during the period from October 2020 to June 2021. The deferred rent will accrue with interest to be repaid over two years commencing January 1, 2023. The ABR is presented as the next twelve-month rent following the deferral period.

iStar 14

Real Estate Finance Note: $ in millions. Excludes loan receivable included in other lending investments and CECL allowances. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. (1) Includes $48m pro rata share of loans held within a joint venture. (2) Excludes nonperforming loans. 15 Loans ($) W.A. W.A. Yield W.A. Maturity Last $ LTV (yrs) First mortgages / Senior debt (1) $196m 64% 7.8% 0.7 Mezzanine / Subordinated debt 34m 79% 10.2% 9.2 Other lending investments 123m - 6.8% 7.0 Total Performing Loans $353m 67% 7.7% 3.7 NPL 58m Total Real Estate Finance $411m West $145m 35% Northeast $101m 25% Various $95m 23% Central $42m 10% Southeast $28m 7% Geographic Region Floating 50% Fixed 50% Rate Type(2) Multifamily $123m 30% Hotel $108m 26% Retail $61m 15% Office $52m 13% Other $28m 7% Condo $27m 6% Land $12m 3% Property Type

III. Capital Structure 16

Credit Metrics 17 Note: Figures are presented using the SAFE mark-to-market value of iStar’s investment in Safehold. Q3 ‘21 market value is $2,585m, calculated as iStar’s ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. (1) Leverage is calculated as the ratio of debt, net of cash, to adjusted total equity gross of non-controlling interests, or “NCI”, and applying the SAFE MTM adjustment. Please refer to the “Capital Structure Overview” section of the presentation for more information. (2) Includes only iStar’s share of NLJV I debt. Unencumbered Asset Base Unsecured Debt / Total Debt(2) UA / UD Leverage(1) $4.9b 2.3x 1.2x 1.6x 1.0x 69%

Capital Structure Overview Note: Please refer to the “Adjusted Common Equity Reconciliation” section of the Appendix for more information. (1) SAFE mark-to-market calculations based on the September 30, 2021 closing stock price of $71.89 with respect to 36.0m shares held by iStar. (2) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Adjusted Total Equity, gross of NCI. (3) Includes accumulated depreciation, amortization, CECL allowance, and iStar’s proportionate share of accumulated depreciation and amortization relating to equity method investments. (4) Includes $44m of the proportionate share of accumulated depreciation and amortization relating to noncontrolling interests. (5) Represents liquidation preference of preferred equity. (6) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on September 30, 2021 based on their cu rrent conversion ratio of 71.5797 shares per $1,000 of principal, which represents a conversion price of $13.97 per share using the Q3 ‘21 average closing stock price. (7) Includes $479m of consolidated, asset-specific non-recourse mortgage debt of NLJV I. (8) Debt is presented net of fees and discounts. Preferred Equity - $305m(5) Adjusted Total Equity $1.5b Total Debt $3.3b(8) Noncontrolling Interest - $243m(4) Adjusted Common Equity $1.0b Secured Debt $1.2b(7) 18 Common Equity $563m Acc. D&A/CECL Allow. - $404m(3) Credit Metrics 9/30/21 SAFE MTM(1) Cash $299m $299m Debt, net of cash $2,984m $2,984m Total Equity, gross of NCI $1,066m $2,538m Adj. Total Equity, gross of NCI $1,514m $2,955m Leverage(2) 2.0x 1.0x Shares Shares Outstanding(6) 79.0m 79.0m Common Equity $563m $2,034m Common Equity per Share $7.12 $25.75 Adj. Common Equity $966m $2,407m Adj. Common Equity per Share $12.23 $30.47 Liquidity Cash $299m Revolving Credit Facility Availability $340m Total Liquidity $639m Senior Unsecured Debt $2.1b As of 9/30/21

$775m $550m $400m $100m $492m $288m Unsecured Debt Secured Term Loan Convertible Notes Debt Profile 2022(1) Sep. $288m 3.125% 2023 Jun. $492m L + 275 2024 Oct. $775m 4.75% 2025 Aug. $550m 4.25% 2026 Feb. $400m 5.50% 2035 Oct. $100m L + 150 Non-Recourse Mortgage Financings(2) Various / W.A. $702m 4.41% Total / W.A.(3) $3,306m 4.16% Corporate Debt Maturity Profile Note: $ in millions. Excludes extension options and revolving credit facility which was undrawn as of September 30, 2021. (1) The 2022 3.125% convertible notes were “in the money” on September 30, 2021 with a conversion price of $13.97 per share and a conversion of 71.5797 shares per $1,000 of principal using the Q3 ‘21 average closing stock price. (2) Represents individual non-recourse mortgages on net lease assets, including consolidated mortgage debt on assets held by NLJV I. (3) Rates presented after giving effect to interest rate hedges. 19 3.6 years w.a. debt maturity

IV. Appendix 20

Consolidated Statements of Operations Note: $ in thousands. 21 Three Months Nine Months Ended September 30, Ended September 30, 2021 2020 2021 2020 Revenues Operating lease income $44,392 $46,370 $137,381 $140,529 Interest income 7,951 14,270 27,574 46,925 Interest income from sales-type leases 9,578 8,360 26,895 25,010 Other income 40,195 25,552 64,549 56,212 Land development revenue 93,369 20,502 157,936 116,254 Total revenues $195,485 $115,054 $414,335 $384,930 Cost and Expenses Interest expense $39,471 $42,407 $118,451 $127,748 Real estate expense 18,724 16,935 53,907 53,708 Land development cost of sales 87,380 21,358 147,507 114,704 Depreciation and amortization 14,856 14,621 44,971 43,407 General and administrative 14,120 14,207 45,654 46,463 General and administrative – stock-based compensation 3,001 5,661 23,300 26,675 (Recovery of) provision for loan losses (1,556) (1,976) (7,613) 4,093 Provision for (recovery of) losses on net investment in leases 131 175 (1,735) 2,001 Impairment of assets 1,179 - 2,965 6,491 Other expense 2,011 73 2,475 351 Total costs and expenses $179,317 $113,461 $429,882 $425,641 Income from sales of real estate 25,611 6,055 28,433 6,118 Income (loss) from operations before earnings from equity method investments and other items $41,779 $7,648 $12,886 ($34,593) Earnings from equity method investments 89,209 6,805 114,675 26,003 Income tax benefit (expense) 6 (78) 6 (165) Loss on early extinguishment of debt, net - (7,924) - (12,038) Net income (loss) $130,994 $6,451 $127,567 ($20,793) Net (income) attributable to noncontrolling interests (3,264) (2,646) (8,037) (8,435) Net income (loss) attributable to iStar $127,730 $3,805 $119,530 ($29,228) Preferred dividends (5,874) (5,874) (17,622) (17,622) Net income (loss) allocable to common shareholders $121,856 ($2,069) $101,908 ($46,850)

Earnings per Share Note: In thousands, except per share data. (1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate. 22 Three Months Nine Months Ended September 30, Ended September 30, Earnings Information for Common Shares 2021 2020 2021 2020 Net income (loss)(1) Basic $1.71 ($0.03) $1.40 ($0.61) Diluted $1.51 ($0.03) $1.30 ($0.61) Adjusted earnings Basic $1.98 $0.29 $2.42 $0.39 Diluted $1.76 $0.29 $2.24 $0.39 Weighted average shares outstanding Basic 71,299 75,033 72,675 76,232 Diluted (for net income) 80,487 75,033 78,402 76,232 Diluted (for adjusted earnings) 80,487 75,271 78,402 76,439 Common shares outstanding at the end of period 70,031 74,433 70,031 74,433

Adjusted Earnings Reconciliation 23 Three Months Nine Months Ended September 30, Ended September 30, 2021 2020 2021 2020 Net income (loss) allocable to common shareholders $121,856 ($2,069) $101,908 ($46,850) Add: Depreciation and amortization 16,449 15,795 50,790 46,526 Add: Stock-based compensation expense 3,001 5,661 23,300 26,675 Add: Non-cash loss on early extinguishment of debt/preferred - 2,672 - 3,470 Adjusted earnings allocable to common shareholders $141,306 $22,059 $175,998 $29,821 Note: $ in thousands. In 2019, we announced a new business strategy that would focus our management personnel and our investment resources primarily on scaling our Ground Lease platform. As part of this strategy, we accelerated the monetization of legacy assets, reducing our legacy portfolio to approximately 10% of our overall portfolio as of September 30, 2021, and deployed a substantial portion of the proceeds into additional investments in SAFE and new loan and net lease originations relating to the Ground Lease business. Adjusted earnings is a non-GAAP metric management uses to assess our execution of this strategy and the performance of our operations. Adjusted earnings reflects impairment charges and loan provisions in the same period in which they are recognized in net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted earnings is used internally as a supplemental performance measure adjusting for certain items to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted earnings is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, including our proportionate share of depreciation and amortization from equity method investments and excluding depreciation and amortization allocable to noncontrolling interests, stock-based compensation expense, the non-cash portion of loss on early extinguishment of debt and the liquidation preference recorded as a premium above book value on the redemption of preferred stock (“Adjusted Earnings”). Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies.

Consolidated Balance Sheets Note: $ in thousands. 24 As of As of September 30, 2021 December 31, 2020 Assets Real Estate Real estate, at cost $1,657,866 $1,752,053 Less: accumulated depreciation (300,942) (267,772) Real estate, net 1,356,924 1,484,281 Real estate available and held for sale 1,983 5,212 Total real estate 1,358,907 1,489,493 Net investment in leases 477,360 429,101 Land and development, net 302,845 430,663 Loans receivable and other lending investments, net 405,509 732,330 Loan receivable held for sale 42,683 - Other investments 1,419,766 1,176,560 Cash and cash equivalents 298,886 98,633 Finance lease right of use assets 142,615 143,727 Accrued interest and operating lease income receivable, net 5,046 10,061 Deferred operating lease income receivable, net 66,002 58,128 Deferred expenses and other assets, net 282,546 293,112 Total Assets $4,802,165 $4,861,808 Liabilities and Equity Accounts payable, accrued expenses, and other liabilities $300,461 $317,402 Finance lease liabilities 152,629 150,520 Liabilities associated with properties held for sale 252 27 Loan participations payable, net - 42,501 Debt obligations, net 3,282,598 3,286,975 Total Liabilities $3,735,940 $3,797,425 Total iStar shareholders’ equity $867,581 $870,969 Noncontrolling interests 198,644 193,414 Total Equity $1,066,225 $1,064,383 Total Liabilities and Equity $4,802,165 $4,861,808

Adjusted Common Equity Reconciliation

	As of September 30, 2021	As of September 30, 2020
Total shareholders' equity	$867,581	$900,760
Less: Liquidation preference of preferred stock	(305,000)	(305,000)
Common shareholders equity	$562,581	$595,760
Add: Accumulated depreciation and amortization[1]	325,902	289,019
Add: Proportionate share of depreciation and amortization within equity method investments	62,685	44,278
Add: CECL allowance	14,960	23,640
Adjusted common equity	**$966,127**	**$952,697**

Common shares outstanding – basic	70,031	74,433
Common shares outstanding – convertible dilution[2]	78,998	74,433
Common equity per share with convertible dilution[2]	$7.12	$8.00
Common equity per share with SAFE MTM and convertible dilution[2]	$25.75	$24.58
Adjusted common equity per share with convertible dilution[2]	$12.23	$12.80
Adjusted common equity per share with SAFE MTM and convertible dilution[2]	$30.47	$29.08

Note: Amounts in thousands, except for per share data. Q3 '21 SAFE mark-to-market value of iStar's investment in Safehold is $2,585m, calculated as iStar's ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. Q3 '20 SAFE mark-to-market value of iStar's investment in Safehold is $2,090m calculated as iStar's ownership of 33.7m shares of SAFE at the September 30, 2020 closing stock price of $62.10.

We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and CECL allowances calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company's assets. Adjusted common equity should be examined in conjunction with total shareholders' equity as shown on the Company's consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders' equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies.

(1) Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale.

(2) Presented diluted for the 2022 3.125% convertible notes which were "in the money" on September 30, 2021 based on their current conversion ratio of 71.5797 shares per $1,000 of principal, which represents a conversion price of $13.97 per share using the Q3 '21 average closing stock price. The convertible notes were "out of the money" on September 30, 2020.

iStar

25

Q3 '21 Gross Book Value Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	$1,264	$93	-	-	$1,357
Real estate available and held for sale	-	-	2	-	-	2
Net investment in leases	-	477	-	-	-	477
Land and development, net	-	-	-	303	-	303
Loans receivable and other lending investments, net	358	48	-	-	-	405
Loan receivable held for sale	-	43	-	-	-	43
Real estate-related intangibles, net	-	103	2	-	-	105
Other investments	48	1,214	44	1	114	1,420
Net Book Value	**$406**	**$3,148**	**$141**	**$303**	**$114**	**$4,112**
Add: Accumulated depreciation and CECL allowance	5	291	20	11	-	327
Add: Accumulated amortization related to intangibles	-	34	10	-	-	44
Add: Proportionate share of joint venture accumulated depreciation and amortization	-	41	21	-	-	62
Gross Book Value	**$411**	**$3,514**	**$192**	**$314**	**$114**	**$4,545**
Add: Cash	-	-	-	-	299	299
Add: SAFE MTM[1]	-	1,441	-	-	-	1,441
Portfolio Gross Book Value	**$411**	**$4,955**	**$192**	**$314**	**$413**	**$6,285**

iStar

Note: $ in millions. Figures in this table may not foot due to rounding.
(1) Market value of iStar's investment in Safehold is $2,585m, calculated as iStar's ownership of 36.0m shares of SAFE at the September 30, 2021 closing stock price of $71.89. Unrealized gain is calculated as the difference between the $2,585m market value and the $1,144m Gross Book Value of iStar's investment in Safehold.

26

Glossary Annualized Base Rent (ABR) Contractual cash base rent for the current quarter, annualized. Dilution Gain In circumstances where Safehold issues new equity that results in iStar having a smaller percentage ownership after the issuance than before the issuance, iStar shall account for the transaction pursuant to ASC 323-10-40-1: whereby iStar shall account for a share issuance by Safehold as if iStar had sold a proportionate share of its investment. Any gain or loss to iStar resulting from Safehold’s share issuance shall be recognized in earnings. Funding / Capex (Net Lease, Operating Properties, Land & Development) Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest. Funding / Capex (Real Estate Finance) Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination. Gross Book Value (Net Lease, Operating Properties, Land & Development) Basis assigned to physical real estate property (land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit / parcel sales, plus our basis in equity method investments, plus lease related intangibles, capitalized leasing costs and excluding accumulated depreciation and amortization, and for equity method investments, excluding the effect of our share of accumulated depreciation and amortization. Gross Book Value (Real Estate Finance) Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, plus our basis in equity method investments, less purchase discounts and specific reserves. This amount is not reduced for CECL allowances. Net Book Value (Net Lease, Operating Properties, Land & Development) Gross Book Value net of accumulated depreciation and amortization. Net Book Value (Real Estate Finance) Gross Book Value for Real Estate Finance less CECL allowances. Proceeds (Net Lease, Operating Properties, Land & Development) Includes sales price for assets sold and other proceeds, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments. Proceeds (Real Estate Finance) Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities. Yield (Net Lease) Calculated as GAAP operating lease income and interest income from sales-type leases less operating expenses for the quarter, annualized, divided by the average Gross Book Value during the quarter. Yield (Real Estate Finance) Interest income, for the quarter, annualized, divided by the average Gross Book Value of Real Estate Finance. 27 Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader’s understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.